                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             THE BIGHUB.COM, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                           [LOGO OF THE BIGHUB.COM]

                                 2939 Mossrock
                                   Suite 100
                             San Antonio, TX 78230

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 24, 2000

                               ----------------

To Our Stockholders:

  You are cordially invited to attend the 2000 Annual Meeting of the Stockholders of The BigHub.com, Inc. to be held at La Mansion del Rio Hotel, 112 College Street, San Antonio, Texas on Friday, March 24, 2000 at 1:00 p.m., Central Time, for the following purposes:

    1. To elect four Directors, to serve for a term of one year as more fully described in the accompanying Proxy Statement.

    2. To consider and act upon a proposal to ratify, confirm and approve the selection of Corbin & Wertz as the independent certified public accountants of the Company for fiscal year 2000.

    3. To consider and act upon any other business which may properly come before the meeting.

  The Board of Directors has fixed the close of business on February 15, 2000, as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting. A list of the stockholders entitled to vote at the Meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten (10) days prior to the meeting at the offices of the Company, which address is set forth above, and will also be available for examination at the Meeting until its adjournment.

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON. Returning the Proxy does not deprive you of your right to attend the meeting and to vote your shares in person; however it does ensure that your shares will be represented at the meeting.

                                         By order of the Board of Directors

                                         /s/ Chet Howard
                                         Chet Howard
                                         Chief Financial Officer and Secretary

San Antonio, Texas
February 22, 2000

                             THE BIGHUB.COM, INC.
                                 2939 MOSSROCK
                                   SUITE 100
                             SAN ANTONIO, TX 78230

                               ----------------

                                PROXY STATEMENT

                               ----------------

                               FEBRUARY 22, 2000

                              GENERAL INFORMATION

  This Proxy Statement is furnished by the Board of Directors of The BigHub.com, Inc., a Florida corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at La Mansion del Rio Hotel, 112 College Street, San Antonio, Texas on Friday, March 24, 2000 at 1:00 p.m., Central Time, (the "Meeting"). Only holders of record of the Company's Common Stock at the close of business on February 15, 2000 (the "Record Date") will be entitled to vote at the Meeting. At the close of business on the Record Date, the Company had 17,355,976 shares of Common Stock outstanding and entitled to vote. A majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum for the transaction of business. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxies will be voted in favor of the nominees and the proposals set forth in the accompanying Notice of Meeting and this Proxy Statement. This Proxy Statement and the accompanying form of proxy were first mailed to shareholders on or about February 22, 2000. An annual report on Form 10-KSB for the fiscal year ended October 31, 1999 is enclosed with this Proxy Statement.

  Holders of the Company's Common Stock are entitled to one vote for each share held as of the Record Date. With respect to Proposal No. 1, four directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting and voting on the election of directors. Each shareholder has the right to vote the number of shares owned by him or her for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote. Under Florida law, shareholders do not have the right to cumulate their votes for directors. Proposal No. 2 requires for approval the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting. The effectiveness of any of the Proposals is not conditioned upon the approval of any of the other Proposals by the shareholders.

  Abstentions will be included in determining the presence or absence of a quorum and in determining the total number of votes cast and will have the same effect as votes against Proposal No. 2, but will have no effect with regard to the election of directors. Broker non-votes will be included in determining the presence or absence of a quorum but will not be included in determining the total number of votes cast and will have no effect with regard to the election of directors and Proposal No. 2. In the event that sufficient votes in favor of the Proposals are not received by the date of the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the Meeting.

Revocability of Proxy

  Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods: (i) a written instrument delivered to the Company stating that the proxy is revoked; (ii) a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Meeting; or (iii) attendance at the Meeting and voting in person. Please note, however, that if a shareholder's shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Meeting, the shareholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that shareholder's beneficial ownership of the shares.

Dissenters' Rights

  Under Florida law, shareholders are not entitled to any dissenters' rights with respect to the approval of any of the proposals described in this Proxy Statement.

Persons Making the Solicitation

  The accompanying proxy is solicited on behalf of the Board of Directors of the Company. The expenses of soliciting proxies to be voted at the Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies by mail, telephone, telegraph or in person, and will request that brokers, custodians, nominees and other record holders of the Company's shares forward copies of the proxy and other soliciting materials to persons for whom they hold shares and request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information as of the date hereof with respect to the beneficial ownership of the Company's voting securities by (i) each person known by the Company to own beneficial 5% or more of its voting securities (ii) each director and officer of the Company and (iii) all directors and officers as a group.

                                    Type of       Shares          Percentage
       Name and Address of          Security   Beneficially      Beneficially
       Beneficial Owner(2)           Owned        Owned            Owned(1)
       -------------------        ------------ ------------      ------------
Stilden Company O, D............. Common Stock  5,941,250(2)(3)     34.23%
 2939 Mossrock, Suite 100
 San Antonio, TX 78230

Yucatan Holding Company.......... Common Stock  1,794,700(4)        10.34%
 3003 Keller Bend Road
 Knoxville, TN 37922

I-Commerce Group, Inc. .......... Common Stock  1,076,814(5)          6.2%
 6312 Baum Drive
 Knoxville, TN 37919

Frampton Investments, LLC........ Common Stock  1,100,000(6)         6.33%
 P.O. Box 8
 Huntington Beach, CA 92648

Hare Investments, LLC............ Common Stock  1,100,000(7)         6.33%
 PMB 327
 3504 Earle E. Morris Jr. Hwy
 Greenville, SC 29611

Techlabs, Inc. .................. Common Stock  1,000,000(8)         5.76%
 3415 Galt Ocean Drive
 Fort Lauderdale, FL 33308

Chet Howard O. .................. Common Stock    400,000(9)          2.3%
 1005 Skyline Drive
 Laguna Beach, CA 92651

Mark Doumani O. ................. Common Stock    400,000(10)         2.3%
 10050 Highcliff Drive
 Santa Ana, CA 92705

Roger Riddell D. ................ Common Stock     50,000              *
 9940 Santa Monica Blvd., #710
 Beverly Hills, CA 90210

Rod Perth D. .................... Common Stock     50,000              *
 5358 Melrose Ave.,
 Suite 300W
 Hollywood, CA 90038

David Burrows O. ................ Common Stock          0              *
 113 Aspen Lane
 Costa Mesa, CA 92627-1360

All Directors and Officers as a
 Group (6 Persons)............... Common Stock  6,841,250           39.41%

--------
 * Indicates less than one percent (1%).

 (1) Beneficial ownership is determined in accordance with the applicable rules under the Securities Exchange Act of 1934, including any shares of Common Stock as to which a person has sole or shared voting or investment power. Additionally, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days from the date hereof, are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Percentage ownership is based on 17,355,976 shares of Common Stock outstanding.

 (2) Stilden Company is controlled by Frank W. Denny, the Company's CEO and Chairman of the Board.

 (3) Includes 3,877,500 shares of Common Stock over which Stilden Company has voting power pursuant to several irrevocable proxies granted by certain members of management and other shareholders. The proxies generally are effective for periods of one (1) to three (3) years from the date of grant.

 (4) Jayne Dorrough is deemed to be the beneficial owner of the shares owned by Yucatan Holding Company by virtue of her status as its sole director, officer and shareholder. Yucatan Holding Company has granted an irrevocable proxy to vote the 1,794,700 shares to Stilden Company, which proxy will expire no later than April 30, 2002.

 (5) J.D. Jenkins is deemed to be the beneficial owner of the shares owned by I-Commerce Group, Inc., by virtue of his status as its Chairman and Chief Executive Officer.

 (6) Carol Monnot is deemed to be the beneficial owner of the shares owned by Frampton Investments, LLC, by virtue of her status as its sole managing member.

 (7) Barbara Hauck is deemed to be the beneficial owner of the shares owned by Hare Investments, LLC, by virtue of her status as its sole managing member.

 (8) John Bennett and Thomas Taule are deemed to be the beneficial owners of the shares owned by Techlabs, Inc., by virtue of their status as its President and Chairman of the Board, respectively.

 (9) Mr. Howard has granted an irrevocable proxy to vote the 400,000 shares to Stilden Company, which proxy will expire no later than June 8, 2001.

(10) Mr. Doumani has granted an irrevocable proxy to vote the 400,000 shares to Stilden Company, which proxy will expire no later than June 8, 2001.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

  At the Meeting, shareholders will elect directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified or until such directors' earlier resignation or removal. The size of the Company's Board of Directors (the "Board") is currently set at at least (1) one member. Accordingly, four (4) nominees will be elected at the Meeting to be the four (4) directors of the Company. If any nominee for any reason is unable to serve, or for good cause will not serve, as a director, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to serve, or for good cause will not serve, as a director.

Directors, Nominees and Significant Employees

  The names of the nominees and significant employees, and certain information about them, are set forth below:

         Name                                            Position                         Age
         ----                                            --------                         ---
   Frank W. Denny.......... Chief Executive Officer/Chairman of the Board/Director   65

   Chet Howard............. Senior V. P., Finance/Chief Financial Officer/Secretary  56

   Mark Doumani............ Executive Vice President, Business Development           33

   David Burrows........... Chief Technology Officer                                 41

   Rod Perth............... Director                                                 56

   Roger Riddell........... Director                                                 53

   Michael Skellern........ Nominee                                                  50

  Frank W. Denny, Chief Executive Officer/Chairman of the Board/Director. Mr. Denny joined The BigHub.com in April 1999 as its Chairman of the Board and a member of the Board of Directors. Effective January 1, 2000, he became its Chief Executive Officer. Mr. Denny had served as the President, Chief Executive Officer and Chairman of the Board of Shopping.com, a leading U.S. Internet retail site that was purchased by Compaq Corporation in 1999. He is also the President and CEO of Cibolo Group, a private marketing and consulting group headquartered in San Antonio, Texas, and has served in those offices since 1991. Cibolo Group is engaged in the sale, marketing and manufacture of general hard line retail merchandise and provides consulting services, specializing in retail concept development and implementation as well as mergers and acquisitions. Prior to this time, Mr. Denny was a Founder, Chairman of the Board, President and CEO of Builders Square, one of the largest retail home improvement warehouse operations in the United States. Prior to Builders Square, Mr. Denny was President of W.R. Grace Home Centers, a chain of home centers operating over 300 stores nationally. Mr. Denny was an officer of the Home Center Institute and a charter member of the National Home Center Congress and Exposition. He was also a founder of the Do It Yourself Research Institute based in Indianapolis, Indiana.

  Rod Perth, Director. Mr. Perth joined The BigHub.com in May 1999. Mr. Perth also serves as President of Entertainment of Jim Henson Television Group Worldwide, a division of Jim Henson T.V., a position he has held since May 1999. From October 1994 to July 1998, Mr. Perth was President, Entertainment, USA Networks. He successfully led all programming efforts for both the USA Network, and the Sci-Fi Channel. His efforts to move USA from a cable network largely dependent on re-run programming, to a network that developed many original dramatic series as well as movies and mini-series, allowed USA to regain its position as the number one basic cable network. He joined USA after a productive 28 year career at CBS Television, where he rose through the ranks by starting in the mail-room, and eventually becoming Senior Vice-President, Late Night and including Marvel Entertainment, Non-Network Programs. Mr. Perth is on several corporate and civic boards, and he was named "Man of the Year" by The Alliance for Children, in 1996.

  Roger Riddell, Director. Mr. Riddell joined The BigHub.com in May 1999. For the past 25 years, Mr. Riddell has been the President of RNF Holding Co., and has an extensive background in marketing, advertising, and broadcasting. RNF's client list includes many top U.S. Companies such as Burger King, Arby's Restaurants, Virgin Megastores, Corbett Canyon Wine, Hollywood Park and Los Alamitos Racetracks, Lamps Plus, California Jeep Dealers Association and Mandalay Bay Hotel. Mr. Riddell formed International Film Marketing in 1981, a Beverly Hills-based film production and distribution company. Since its inception, International Film Marketing has distributed over 40 films both in the U.S. and internationally. His films include Academy Award Nominee "On Any Sunday" and "The Endless Summer."

  Michael Skellern, Nominee. Mr. Skellern is currently the President of The BigStore.com International Division. He has an extensive background in international commerce and has been responsible for the accelerated development of numerous projects for major international corporations and emerging companies in North America, Europe and Asia. He has a substantial worldwide network of business contacts in a broad spectrum of industries, and is recognized as an international management and marketing innovator. In 1977, Mr. Skellern founded Pacific International, Inc., an international business development company, after several years of national and international corporate management experience in the consumer products industry. Pacific International was created to provide a variety of international corporate development services to companies with a wide range of business requirements. These services have included interim executive management, international market development, international financial services, and the formation of worldwide strategic alliances and joint ventures for several international conglomerates. Mr. Skellern sold Pacific International's international sales division in 1991, and its media and communications division in 1998. He has served on the Board of Directors of several public companies, participating on their audit and compensation committees. He has been a featured speaker on international business development and investment. After completing military service in 1970, Mr. Skellern attended San Diego State University and subsequently received an MBA from Knightsbridge University.

Key Employees

  Chet Howard, Senior Vice President, Finance/Chief Financial Officer/Secretary. Mr. Howard joined The BigHub.com in June 1999 as its Chief Financial Officer. In July 1999, Mr. Howard was also elected Secretary. Mr. Howard brings to The BigHub.com a wide range of experience in accounting, corporate finance and management. Over the years he has held a variety of senior financial and executive positions with companies engaged in retail, Internet services and product distribution and merchandising. From May 1997 to May 1999, Mr. Howard was the Chief Financial Officer of U.S.A. Service Systems, Inc., a merchandising company. From April 1995 to May 1997, Mr. Howard owned and operated his own consulting company which provided financial advice to small emerging companies. In addition, from June 1993 to March 1995, Mr. Howard was the Chief Financial Officer of Chilean-based Inter-Americas Communications Corp., considered one of the first competitive Internet access providers. In 1986, Mr. Howard co-founded Sports Authority, one of the nation's leading sporting goods retail chains.

  Mark Doumani, Executive Vice President of Business Development. Mr. Doumani joined The BigHub.com in June 1999. Mr. Doumani has over 10 years experience in the start-up and management of small to large-sized business ventures. Prior to joining the Company, from July 1998 to June 1999, Mr. Doumani was an executive producer for Tyrone Productions, LLC, which produced the feature film "Tyrone". From April 1996 to July 1998, Mr. Doumani served as President and Executive Vice President of Travelmax International, Inc., as part of the strategic reorganization team. Travelmax specializes in the sale of travel and Internet-related products with sales of $40 million to $50 million. From 1995 to 1998, Mr. Doumani was the President of Mondo Diamond Entertainment, a small entertainment company which owned cartoon animated properties. In 1992, Mr. Doumani co-founded True Light Films, an animation production company once selected by Animation Magazine's Who's Who in animation production. Mr. Doumani served from 1992 to 1995 as the President and a director of True Light Films. In 1995, Mr. Doumani developed an Internet education and Web site know as NetMax 2000. This product continues to have success in the marketplace, with first- year sales exceeding $1 million. Mr. Doumani was also a co-founder of and, from 1989 to 1994, the Vice-President of Operations at Doumani Development Corporation, a family-owned real estate development company specializing in hotels, shopping centers and custom estates. He was responsible for property acquisition, drafting agreements, and sales and marketing. He completed his undergraduate studies at the University of California, Los Angeles, and received his Juris Doctor from Western State University. Mr. Doumani is the managing partner of Doumani & Grandon, a California-based law firm and a member of the California and American Bar Association.

  David Burrows, Chief Technology Officer. Mr. Burrows joined The BigHub.com in April 1999. From 1995 to the date he joined The BigHub.com, Mr. Burrows served as Director of IS Infrastructure Services for The Orange County Register. He managed a staff of 60, responsible for the overall systems management of 70 computing platforms with 10 disparate operating systems, as well as desktop and network engineering, computer operations and support desk. From 1989 to 1995, Mr. Burrows served as Director, IS Infrastructure Services for FHP, Inc, managing a staff responsible for the overall support and systems management of 10 computing platforms. Mr. Burrows holds extensive experience with over 24 years in multi-vendor, multi-platform environments.

  Executive officers are chosen by, and serve at the discretion of, the Board.

Family Relationships

  There are no family relationships among any of the directors and executive officers of the Company.

Certain Relationships And Related Transactions

  The Company has entered into a sublease agreement with The BigStore.com, Inc., an affiliated entity. The Lease is month to month at a rental of $6,800 per month.

  The sublease arrangement may be terminated by either party upon 30 days' prior notice. The Company is required to maintain insurance in accordance with the terms of the underlying lease and name The BigStore.com as an additional insured on such policies. Further, the Company is required to indemnify The BigStore.com from all claims and damages arising out of the Company's use of the subleased property.

  In November 1999, the Company entered into a "Back-end Processing Technology" License Agreement ("License") with The BigStore.com, Inc. for a five-year term with an automatic three-year renewal. Pursuant to the agreement, The BigStore.com granted the Company an exclusive worldwide master License to use and sub-license the BigStore's e-commerce technology. In connection with the Licenses, the Company agreed to pay The BigStore.com seventy-five percent (75%) of the aggregate cash collected from the sub-licensing of the technology to third parties.

  The Company has also entered into an affiliate agreement with The BigStore.com, pursuant to which the Company has agreed to provide strategic placement of advertising and marketing for The BigStore.com on the Company's website. As of December 31, 1999, the Company has not received any payments nor recorded any revenue related to this agreement.

  In April 1999, the Company entered into a three-year consulting agreement with Stilden Company. Pursuant to the agreement, the Company shall pay Stilden Company $41,500 per month for consulting services. Additionally, the Company shall provide the lead consultant with full health and life insurance benefits during the term of the agreement. Stilden Company is controlled by Frank W. Denny, the Company's CEO and Chairman of the Board. As of December 31, 1999, the Company had paid Stilden Company $40,000 due under this agreement. As of January 1, 2000 the agreement was terminated when Mr. Denny accepted the position of Chief Executive Officer of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons owning more than 10% of the outstanding Common Stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% holders of Common Stock of the Company are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on copies of such forms furnished as provided above, management believes that through the date hereof all Section 16(a) filing requirements applicable to its officers, directors and owners of greater than 10% of its Common Stock were complied with.

Board of Directors' Meetings and Committees

  The Board met one time, including telephone conference meetings, and acted by written consent thirteen (13) times, during fiscal 1999. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which such director was a director) and the total number of meetings held by all committees of the Board on which such director served (during the period that such director served).

  Standing committees of the Board include an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing similar functions.

  Messrs. Perth and Riddell are the current members of the Audit Committee. The Audit Committee met one (1) time and took two (2) actions by written consent during fiscal 1999. The Audit Committee meets with the Company's independent auditors to review the adequacy of the Company's internal control systems and financial reporting procedures; reviews the general scope of the Company's annual audit and the fees charged by the independent auditors; reviews and monitors the performance of non-audit services by the Company's auditors; reviews the fairness of any proposed transaction between the Company and any officer, director or other affiliate of the Company, and after such review, makes recommendations to the full Board; and performs such further functions as may be required by any stock exchange or over-the-counter market upon which the Company's Common Stock may now or in the future be listed.

  Messrs. Perth and Riddell are the current members of the Compensation Committee. The Compensation Committee held one (1) meeting and acted by written consent six (6) times during fiscal 1999. The Compensation Committee reviews and approves compensation and benefits for the Company's key executive officers, administers the Company's stock purchase and equity incentive plans and makes recommendations to the Board regarding such matters.

                            EXECUTIVE COMPENSATION

  The following table sets forth information concerning the compensation of the named executive officers for each of the Company's last three (3) fiscal years ended October 31.

                          Summary Compensation Table

                                                                      Long-Term Compensation
                                         Annual                    -----------------------------
                                      Compensation                        Awards         Payouts
                                    -----------------              --------------------- -------
                                                                   Restricted Securities
                                                      Other Annual   Stock    Underlying  LTIP    All other
                             Fiscal  Salary   Bonus   Compensation  Award(s)   Options/  Payouts Compensation
Name and Principal Position   Year    ($)      ($)        ($)         ($)      SARs (#)    ($)       ($)
---------------------------  ------ -------- -------- ------------ ---------- ---------- ------- ------------
Patrick J. DeMicco......      1999  $102,522 $      0     $ 0         $ 0        -0-       $ 0      $    0
 Director, CEO and
 President(1)

J. Douglas Martinez.....      1999  $ 82,500 $100,000     $ 0         $ 0        -0-       $ 0      $4,000(3)
 Chief Operating
  Officer(2)

John Bennett............      1999  $      0 $      0     $ 0         $ 0        -0-       $ 0      $    0
 Director, CEO and
 President(4)                 1998  $      0 $      0     $ 0                    -0-       $ 0      $    0

Thomas Taule............      1999     *     $      0     $ 0         $ 0        -0-       $ 0      $    0
 Director, CEO and            1998     *     $      0     $ 0         $ 0        -0-       $ 0      $    0
 Secretary(4),(5)             1997  $ 37,000 $      0     $ 0         $ 0        -0-       $ 0      $    0

--------
(1) Mr. DeMicco resigned as the Company's President, Chief Executive Officer, and a Director on November 1, 1999.

(2) Mr. Martinez resigned as the Company's Chief Operating Officer on December 10, 1999.

(3) Represents amounts paid by the Company for Mr. Martinez's housing between July and October, 1999.

(4) Messrs. Bennett and Taule resigned in May 1999, in connection with the restructuring of the Company's management.

(5) Mr. Taule served as the Company's President and Chief Executive Officer during fiscal year 1997.

 * Denotes that annual compensation for such fiscal year was less than $100,000.

  See "Employment Agreements" below for a description of the compensation and other benefits to be paid to the Company's current executive officers.

Stock Option Grants in Fiscal 1999

  In June 1999, the Company's Board of Directors and shareholders adopted and approved the Company's 1999 Stock Incentive Plan (the "Plan"). The Company has initially reserved 1,500,000 shares of common stock under the Plan for grants to employees, directors and consultants. The shares reserved under the Plan shall automatically be increased on January 1 of each year, commencing on January 1, 2000, by the lesser of 300,000 shares or 1.5% of the Company's outstanding common stock on such date. As of October 31, 1999, the Company had granted options to purchase 472,500 shares of the Company's common stock under the Plan. Of the options granted to date, the Company has granted to David Burrows, Chief Technical Officer, an incentive stock option to purchase 56,817 shares of the Company's common stock at an exercise price of $5.28 per share, the fair market value of the Company's common stock on the date of grant. On the same date, the Company also granted to Mr. Burrows a non-statutory stock option to purchase 43,183 shares of the Company's common stock at an exercise price of $4.48 per share. On the same date, the Company granted to each of its two (2) non-employee directors, Messrs. Perth and Riddell, a non-statutory stock option to purchase 75,000 shares of the Company's common stock at an exercise price of $4.48 per share. Each of the foregoing options vests over a period of three (3) years with one-third vesting on the first anniversary of the date of grant and the remaining two-thirds vesting pro rata each month over a period of twenty-four months. The options have a term of ten (10) years and expire in June 2009.

Director Compensation

  Directors of the Company who are also employees do not receive cash compensation for their services as directors or members of committees of the Board of Directors, but are reimbursed for their reasonable expenses incurred in connections with attending meetings of the Board of Directors or management committees. Non-employee directors are expected to be paid a fee of $5,000 per Board meeting attended and may be granted options to purchase shares of the Company's Common Stock, and reimbursement for expenses.

Employment Agreements

  Frank W. Denny has a three (3) year employment agreement ("Term") with the Company to perform the duties of Chief Executive Officer at an annual salary of $240,000 ("Base Salary") per year. In addition to the Base Salary, Mr. Denny is eligible for an annual incentive bonus ("Incentive Bonus") in an amount not to exceed one hundred percent (100%) of the Base Salary. The Incentive Bonus is a formula based plan tied to execution of the Company's planned profit. The Company will also pay Mr. Denny an auto allowance of $1,500 per month and provide all other benefits of employment provided to the other employees of the Company holding comparable positions within the Company, including but not limited to, paid vacation, paid health insurance for Mr. Denny, his spouse and dependents, paid life insurance to a maximum of Base Salary, paid mobile telephone expense for business use, and participation in retirement and investment programs as instituted by the Company. If Mr. Denny is terminated without cause he would receive a severance payment equal to (i) the greater of (a) the remaining Base Salary payable through the remaining Term, or (b) twenty-four (24) months Base Salary, plus (ii) a pro rata portion of any Incentive Compensation earned for the year in which termination occurs prorated to the date of termination plus (iii) any unreimbursed expenses accruing to the date of termination. The Company will also continue Mr. Denny's benefits through the remainder of the Term.

  The Company has also entered into employment agreements with Messrs. Doumani and Howard. Mr. Doumani has a two (2) year employment agreement with the Company, commencing June 1999, to perform the duties of Executive Vice President of Business Development at an initial Base Salary of $200,000 per year. In addition to the Base Salary, Mr. Doumani is eligible for an annual incentive bonus ("Incentive Bonus") in an amount not to exceed one hundred percent (100%) of the Base Salary. The Incentive Bonus is a formula based plan tied to execution of the Company's planned profit. The Company will also pay Mr. Doumani an auto allowance of $1,500 per month and provide all other benefits of employment provided to the other employees of the Company holding comparable positions within the Company, including but not limited to, paid vacation, paid health insurance for Mr. Doumani, his spouse and dependents, paid life insurance to a maximum of Base Salary, paid mobile telephone expense for business use, and participation in retirement and investment programs as instituted by the Company. If Mr. Doumani is terminated without cause he would receive a severance payment equal to (i) the greater of (a) the remaining Base Salary payable through the remaining Term, or (b) twenty-four (24) months Base Salary, plus (ii) a pro rata portion of any Incentive Compensation earned for the year in which termination occurs prorated to the date of termination plus
(iii) any unreimbursed expenses accruing to the date of termination. The Company will also continue Mr. Doumani's benefits through the remainder of the Term.

  Mr. Howard's employment agreement provides for a two (2) year term, commencing in June, 1999, pursuant to which Mr. Howard has agreed to perform the duties of Senior Vice President and Chief Financial Officer at an initial base salary of $175,000 (the "Base Salary"). In addition to the Base Salary, Mr. Howard is eligible for an annual incentive bonus ("Incentive Bonus") in an amount not to exceed one hundred percent (100%) of the Base Salary. The Incentive Bonus is a formula based plan tied to execution of the Company's planned profit. The Company will also pay Mr. Howard an auto allowance of $1,000 per month and provide all other benefits provided to the other employees of the Company holding comparable positions within the Company, including but not limited to, paid vacation, paid health insurance for Mr. Howard, his spouse and dependents, paid life insurance to a maximum of Base Salary, paid mobile telephone expense for business use, and participation in retirement and investment programs as instituted by the Company. If Mr. Howard is terminated without cause he would receive a severance payment equal to (i) the greater of (a) the remaining Base Salary payable through the remaining term or (b) eighteen (18) months Base Salary, plus (ii) a pro rata portion of any Incentive Compensation earned for the year in which termination occurs prorated to the date of termination plus
(iii) any unreimbursed expenses accruing to the date of termination. The Company will also continue Mr. Howard's benefits through the remainder of the Term.

                THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF
                        EACH OF THE NOMINATED DIRECTORS

                  PROPOSAL NO. 2 -- RATIFICATION OF SELECTION
                            OF INDEPENDENT AUDITORS

  On November 5, 1999, the Company dismissed Reel & Swafford, P.L.L.C. (the "Former Auditor") as its independent auditor. The Former Auditor's audit reports on the Company's financial statements for the years ended October 31, 1998 and 1997, were included in the Company's Form 10-SB, which was filed on August 20, 1999. Neither of the audit reports contained an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principals.

  The decision to dismiss the Former Auditor was approved by the Company's Board of Directors.

  The Company's decision to dismiss the Former Auditor resulted from management's disagreement with the Former Auditor over the valuation of the Company's search engine technology and Internet Web Site (the "Search Engine and Web Site"). The Company completed the acquisition of the Search Engine and Web Site in September 1998, at which time management, in accordance with generally accepted accounting principles, valued the Search Engine and Web Site at $5,971,584. The recorded value of the Search Engine and Web Site was audited by the Former Auditor in connection with their audit of the Company's financial statements for the year ended October 31, 1998, and the Former Auditor issued an unqualified opinion with respect to such financial statements, which included the Search Engine and Web Site recorded as an asset at the aforementioned value.

  In May 1999, a new management team joined the Company. During the ensuing months, certain factors led the Company's management to question the recorded value of the Search Engine and Web Site and its current net realizable value. Consequently, the Company conducted a revised valuation and impairment analysis pursuant to Statement of Financial Accounting Standards No. 121 ("SFAS 121"). Based on updated information as to the fair value of the stock exchanged, the asset should have been recorded at $567,140, and based in part on an independent appraisal of the Company's assets, management determined that the value of the Search Engine and Web Site should be written down as of the Company's most recent fiscal year ended October 31, 1999. The effect on the Company's financial statements for the year ended October 31, 1999 would be a reduction of $228,607 in the adjusted recorded value of the Search Engine and Web Site and a corresponding reduction in the Company's recorded shareholders' equity. During this process, the Company consulted with another independent accounting firm which agreed in theory with the Company's approach to valuing the Search Engine and Web Site.

  Since a restatement of the valuation of the Search Engine and Web Site as of such date would require the Company's financial statements for the year ended October 31, 1998 to be restated, the Company discussed the matter with the Former Auditor. During its initial discussions with the Company regarding restating the October 31, 1998 financial statements, the Former Auditor informed the Company that it would not restate the October 31, 1998 financial statements because it believed that the Search Engine and Web Site were properly recorded and properly stated at their current net realizable values under SFAS 121 and, therefore, that the October 31, 1998 financial statements were presented fairly in accordance with generally accepted accounting principles.

  Upon further discussions, the Company determined that its disagreement with the Former Auditor was not going to be resolved, as each party felt that its position was in accordance with generally accepted accounting principles. Consequently, following the approval of its Board of Directors, the Company informed the Former Auditor by letter dated November 5, 1999, that the Company was dismissing the Former Auditor.

  On November 8, 1999, the Company engaged Corbin & Wertz as its new independent auditor (the "New Auditor") to audit the Company's financial statements for the years ended October 31, 1999 and 1998. The appointment of the New Auditor was approved by the Company's Board of Directors. Prior to its decision to dismiss its Former Auditor, the Company consulted with the New Auditor with respect to its approach to the valuation of the Search Engine and Web Site, as discussed above. The New Auditor provided oral advice that the Company's approach to valuing the Search Engine and Web Site was in theory compliant with generally accepted accounting principles. The Company has asked the Former Auditor to respond fully to any inquiries proffered by the New Auditor regarding the subject matter of the Former Auditor's disagreement with the Company over the valuation of the Search Engine and Web Site.

  The Company has selected Corbin & Wertz as its independent auditors to perform the audit of the Company's financial statements for the fiscal year ending October 31, 2000, and the shareholders are being asked to ratify such selection. Representatives of Corbin & Wertz are expected to be available telephonically at the Meeting to make a statement if they desire to do so and to respond to appropriate questions.

  The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Meeting and voting together as a class will be required to approve the ratification of Corbin & Wertz as the Company's independent auditors.

               THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION
                      OF THE SELECTION OF CORBIN & WERTZ

                 TIME FOR SUBMISSION OF STOCKHOLDER PROPOSALS

  Under regulations adopted by the Securities and Exchange Commission, any proposal submitted for inclusion in the Company's Proxy Statement relating to the Annual Meeting of Stockholders to be held in 2000 must be received at the Company's principal executive offices in San Antonio, TX a reasonable time before the Company begins to print and mail its proxy materials. Receipt by the Company of any such proposal from a qualified stockholder in a timely manner will not ensure its inclusion in the proxy material because there are other requirements in the proxy rules for such inclusions.

                                 OTHER MATTERS

  Management knows of no matters that may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

                                 10-KSB REPORT

  THE COMPANY IS DELIVERING WITH THIS PROXY STATEMENT A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS. HOWEVER, IT IS NOT INTENDED THAT THE ANNUAL REPORT ON FORM 10-KSB BE A PART OF THIS PROXY STATEMENT OR A SOLICITATION OF PROXIES. REQUESTS FOR COPIES OF THE EXHIBITS AND SCHEDULES THERETO WILL BE PROVIDED TO ANY SHAREHOLDER, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO CHET HOWARD, THE BIGHUB.COM, INC., 2939 MOSSROCK, SUITE 100, SAN ANTONIO, TX 78230. THE COMPANY MAY CHARGE THE REQUESTING SHAREHOLDER REASONABLE EXPENSES INCURRED IN PROVIDING THE EXHIBITS TO THE FORM 10-KSB.

                                VOTING PROXIES

  The Board of Directors recommends an affirmative vote on all proposals specified. If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendations.

                                          By order of the Board of Directors

                                          /s/ Frank W. Denny
                                          Frank W. Denny,
                                          Chairman and Chief Executive Officer

February 22, 2000

PROXY                         THE BIGHUB.COM, INC.
                      2000 Annual Meeting of Stockholders
                                 March 24, 2000

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

  Mark box at right if you plan to attend the meeting.                     [_]
  Mark box at right if an address change or comment has been noted on the
   reverse side of this card.                                              [_]

RECORD DATE SHARES:

                                                        For Nominee Withhold
                                                        ----------- --------
1. Election of four Directors to serve for a term of 1
 year.
    Frank W. Denny                                          [_]       [_]
    Roger Riddell                                           [_]       [_]
    Rod Perth                                               [_]       [_]
    Michael Skellern                                        [_]       [_]

                                                           For Against Abstain
                                                           --- ------- -------
2. To ratify, confirm and approve the selection of Corbin
  & Wertz as the independent certified public accountants
  of the Corporation for fiscal year 2000.                 [_]   [_]     [_]

3. In their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting, all as set out in the Notice and Proxy Statement relating to the meeting, receipt of which is hereby acknowledged.

Please be sure to sign and date this Proxy.




                              THE BIGHUB.COM, INC.

  The undersigned hereby appoints Chet Howard and Michael Richard, and each of them, with full power of substitution, attorneys and proxies to vote all shares of stock the undersigned is entitled to vote at the 2000 Annual Meeting of Stockholders of THE BIGHUB.COM, INC. to be held at La Mansion del Rio Hotel, 112 College Street, San Antonio, Texas on Friday, March 24, 2000 at 1:00 p.m., Central Time and at any adjournment thereof, with all powers which the undersigned would possess if personally present, upon such business as may properly come before the meeting, as set forth on the reverse side, hereby revoking any proxy heretofore given. This proxy is solicited on behalf of the Board of Directors. Shares will be voted as specified. If no specification is made, the shares represented will be voted FOR the election of the directors as set forth in the Proxy Statement and FOR Proposal No. 2.
  PLEASE DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND RETURN IT IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

                                               Date  __________________________
                                               ________________________________
                                                    Stockholder sign here
                                               _______________________________,
                                                      Co-owner sign here
                                               Please sign exactly as your
                                               name(s) appear(s) on your stock
                                               certificate(s). When shares are
                                               held by more than one person,
                                               all persons should sign. When
                                               signing as attorney, executor,
                                               administrator, trustee or
                                               guardian, please give full
                                               title as such. If a
                                               corporation, please sign in
                                               full corporate name by
                                               President or other authorized
                                               officer. If a partnership,
                                               please sign in partnership name
                                               by authorized partner.

HAS YOUR ADDRESS CHANGED?   DO YOU HAVE COMMENTS?